UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

Ludvik Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52402	27-2478133
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Park Avenue South, Ste 1202, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 641-3507

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4-	Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Company’s Certifying Accountants

Effective June 2, 2010, the Company engaged Sherb & Co. LLP as its new certifying accountants. Sherb & Co. LLP is located at 805 Third Avenue, New York, New York.

With respect to the reports to be filed on Form 10-K for the fiscal years ending December 31, 2008 and December 31, 2009, respectively, and the reports to be filed for subsequent interim periods through March 30, 2010, the Company has not consulted Sherb & Co. LLP  on any matters involving the application of accounting principles, any audit opinion or any matter that was the subject of a disagreement or reportable event.

The Company expects to file all previously delinquent reports under the Securities Exchange Act of 1934, as amended, within 120 days of the date of this report.

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 31, 2010, the Company accepted the resignation of Frank Kristan as President and as a director.  In addition, effective March 31, 2010, Isaac H. Sutton was elected to the Board of Directors. Mr. Sutton currently serves as the Company’ sole director at the present time.  Effective March 31, 2010, Mr. Sutton was appointed to serve as President of  the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUDVIK CAPITAL, INC.

Dated: June 3, 2010	By:	/s/ Isaac H. Sutton
President